Exhibit 10.24

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COY-15-RISC/C637-1

S07/1-46924601

28 Sep 2009

Dr Alan Shaw

President and CEO

Codexis Laboratories Singapore Pte Ltd

61 Science Park Road

#03-15/24 The Galen

Singapore Science Park III

Singapore 117525

Dear Dr Shaw

APPLICATION FOR INCENTIVES UNDER THE RESEARCH INCENTIVE SCHEME FOR COMPANIES (RISC)

1    This is with reference to your application of 31 May 2007 and subsequent revisions for incentives under the Research Incentive Scheme for Companies. This Letter of Offer will supersede all previous versions of Letters of Offer issued.

2    We are pleased to inform you that the Economic Development Board (hereinafter called “EDB”) has agreed to provide a grant not exceeding S$[*] in total to Codexis Laboratories Singapore Pte Ltd (hereinafter called “the Company”) under the RISC for your project on the development of Codexis Gene Shuffling Centre of Excellence (hereinafter called the “Development Project”), as described in your application. The magnitude of this grant is reflective of the uniquely valuable skills, knowledge, and at-risk investment being rapidly transferred to, and implemented in Singapore by the Company, as well as the commitment to sustain such research going forward. The nature of the research conducted pursuant to the Development Project shall normally be the screening, identification and improvement of biocatalysts and related processes, using the Company’s proprietary gene shuffling techniques, undertaken in 5 different stages that constitute a Research Project (“Research Project”). This grant shall be subject to the following conditions:

Singapore Economic Development Board

250 North Bridge Road #28-00 Raffles City Tower Singapore 179101

Tel 65 6832 6832 Fax 65 6832 6565

Project Implementation

(a)	The Company shall implement the Development Project as follows:

(i)	The grant shall be subject to a maximum of S$[*] for a qualifying period from 1 April 2007 to 31 March 2012.

(ii)	To qualify for the claims in respect of the period between 1 April 2007 and 31 March 2008 (“Year 1”), the Company shall:
a.	Incur a cumulative total research investment[1] of at least S$[*] by no later than 31 March 2008;
b.	Employ at least [*] Singapore-based research staff by 31 March 2008.

(iii)	To qualify for the claims in respect of the period between 1 April 2008 and 31 March 2009 (“Year 2”), the Company shall:
a.	Incur a cumulative total research investment[1] of at least S$[*] by no later than 31 March 2009;
b.	Maintain at least [*] Singapore-based research staff;
c.	Undertake and continue to progress a cumulative of at least [*] new Research Projects. For the avoidance of doubt, the period 1 April 2007 to 31 March 2008 can be included when considering the number of research projects undertaken.
d.	Progress at least [*] Research Projects through to Stage 5, as defined on Appendix 1, and provide certified documentation to EDB to demonstrate this achievement by 31 December 2009.

(iv)	To qualify for the claims in respect of the period between 1 April 2009 and 31 March 2010 (“Year 3”), the Company shall:
a.	Incur a cumulative total research investment[1] of at least S$[*] by no later than 31 March 2010;
b.	Maintain at least [*] Singapore-based research staff;
c.	Undertake and continue to progress at least [*] new Research Projects, with a cumulative of at least [*] Research projects undertaken. For the avoidance of doubt, the period 1 April 2007 to 31 March 2009 can be included when considering the number of research projects undertaken.

[1]	Cumulative total research investment refers to an aggregate of the total research investment in Singapore by the Company from the start of the RISC grant qualifying period, i.e. 1 April 2007.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v)	To qualify for the claims in respect of the period between 1 April 2010 and 31 March 2011 (“Year 4”), the Company shall:
a.	Incur a cumulative total research investment[1] of at least S$[*] by no later than 31 March 2011;
b.	Employ and maintain at least [*] Singapore-based research staff;
c.	Undertake and continue to progress at least [*] new Research Projects, with a cumulative of at least [*] Research Projects undertaken. For the avoidance of doubt, the period 1 April 2007 to 31 March 2010 can be included when considering the number of research projects undertaken.

(vi)	To qualify for the claims in respect of the period between 1 April 2011 and 31 March 2012 (“Year 5”), the Company shall:
a.	Incur a cumulative total research investment[1] of at least S$[*] by no later than 31 March 2012;
b.	Maintain at least [*] Singapore-based research staff;

(b)	The Company shall carry out the entire Development Project in Singapore unless otherwise stated. Should this be not feasible, the Company shall seek EDB’s consent for activities that need to be conducted outside of Singapore wherein EDB’s approval shall not be unreasonably withheld.

Supported Period

(c)	The Company shall complete the Development Project within the qualifying period, which shall be from 1 April 2007 to 31 March 2012 . Only expenses incurred during this qualifying period will be supported. Expenses incurred outside the qualifying period will not be supported. The qualifying period shall not be extended to include any phases of the Development Project that were not originally included in the Company’s application dated 31 May 2007.

Grant Support

(d)	The grant shall cover [*] of the actual qualifying manpower costs and [*] of the actual qualifying costs for equipment, materials & software, professional services and intellectual property rights incurred by the Company on the Development Project during the qualifying period. The qualifying cost items are listed below, but shall be subject to a total maximum grant of S$[*]. Virement from one qualifying cost item to another will not be considered and the grant shall not cover GST payments.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Category	Qualifying Cost Items	Approved Grant (S$)
Manpower		[*]
Salary (Local – Singapore Citizens/Singapore PRs)
	Salary (Foreign)	[*]
	Airfare	[*]
	Cost of living allowance	[*]
	Training	[*]
Equipment, Materials and Software
	Equipment	[*]
	Material & consumables	[*]
	Software	[*]
Professional services
	Subcontract (Local)	[*]
Intellectual property
	Licensing / royalties	[*]
Total		[*]
Total Approved Grant (Rounded down to nearest thousand dollars)		[*]

(e)	The qualifying cost for equipment (less its residual value, if any) is pro-rated based on the number of months the equipment is used for the project (this refers to the date of delivery to the end of qualifying period) over the approved useful life of equipment.

The qualifying cost of equipment is based on the actual expenses, residual value, number of months that the equipment is used for the project and approved useful life of equipment.

The qualifying cost for intellectual property rights (IPR) is pro-rated based on the project duration over the approved useful life of IPR.

The qualifying cost of IPR is based on the cost of acquiring IPR, project duration and the approved useful life of IPR.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)	All manpower, equipment, materials & software, professional services and intellectual property rights supported under this RISC grant shall be used exclusively for the Development Project. In the event where qualifying cost items are not used exclusively for the Development Project, the qualifying costs items shall be suitably pro-rated.

(g)	The Company shall not sell, lease, dispose or otherwise transfer the equipment & software supported under this RISC grant to another party during the execution of the Development Project without first obtaining the written approval of EDB, which if so granted, shall be on such terms as EDB deems fit. The Company shall at all times maintain proper records with respect to the assets acquired through the grant.

(h)	The Company shall not seek or receive funds from any other incentives offered by other agencies of the Government of Singapore for funding of this Development Project.

(i)	All grant monies received shall be used solely for the implementation of this Development Project.

Disbursements

(j)	Disbursements shall be made on a reimbursement basis upon application by the Company at quarterly intervals. Claims must be submitted and shall be certified by the Company’s Chief Financial Officer and the Principal Investigator. The amount disbursed shall be based on the actual qualifying cost item incurred by the Company on the Development Project during the qualifying period.

The grant will be disbursed as follows:

(i)	Each disbursement before completion of the Development Project shall be subject to clause 2(k) below provided that the total of all such disbursements shall not exceed [*] of the approved grant amount and will be made upon application by the Company.

(ii)	The remaining [*] of the grant will be released upon application by the Company on completion of the Development Project.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(k)	Subject to clause 2(j)(i), for all claims (except for the final claim or when the audited claims and progress report are due but not received), the first [*] of the amount claimed will be disbursed to the Company upon receipt of claim and an additional [*] will be disbursed upon the completion of checks, i.e. the total balance [*] from each qualifying claim shall only be disbursed to the Company, together with the final claims disbursement, upon completion of the Development Project which must be no later than 31 March 2012. For avoidance of doubt, completion of the Development Project includes without limitation the meeting of all the conditions in clause 2(a) and Appendix 2.

(l)	The final audited claim must be submitted within 6 months with complete documentation from the end of the qualifying period (31 March 2012), failing which any claim will be disqualified.

Submission of Auditor’s Statements & Progress Reports

Auditor’s Statements

(m)	For total approved grant exceeding [*], all claims must be externally audited by a certified public accountant/audit firm registered with ACRA. The audited statement of accounts shall be submitted at yearly intervals, as well as when the Development Project is completed or terminated. The Company shall make available to its auditor this Letter of Offer and its accompanying appendices. The Company shall ensure that the external auditor forwards a copy of the audited accounts directly to EDB upon completion of the audit. In the event that the external auditor cannot issue an unqualified report, EDB shall have direct access to the external auditor to gather details with regard to the audit findings.

Progress Reports/Final Report

(n)	The Company shall submit progress reports to EDB at half-yearly intervals. The disbursement of any grant shall be subject to the Company achieving the project minimum diligence obligations as stated in the Offer Letter. The final report is to be submitted upon completion of the project.

Project Management & Co-ordination

(o)	The Company shall appoint a person (hereinafter called the “Principal Investigator”) to lead the Development Project. The Principal Investigator shall be responsible for the proper management, co-ordination and progress of the Development Project, the management of grants disbursed and all other matters pertaining to the Development Project, including the preparation of claims, submission of audited statements and progress reports.

(p)	The Principal Investigator shall be deemed as an agent of the Company throughout the Development Project and EDB shall at all times have access to the Principal Investigator with regard to all matters pertaining to the Development Project.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(q)	The Company shall inform EDB in writing of any change in the Principal Investigator.

Other Conditions

(r)	The Company shall permit EDB officers to inspect the premises where the development work is carried out, the Company’s accounts on the development expenditures and the records on the progress of the Development Project.

(s)	The Company shall be required to provide, through responses to surveys or any other such studies carried out by EDB, relevant information on the Development Project, as and when requested by EDB.

(t)	If required by EDB, the Company shall submit a report comparing its projections in the application form with the actual realised figures. The template for this report and the timeline for submission will be provided by EDB.

(u)	If required by EDB, the Company shall submit a copy of its annual audited accounts, together with the detailed profit and loss statement. The Company shall also disclose information reasonably requested by the Government of Singapore and / or EDB.

3    In the event the Development Project is terminated or aborted, or if the Company is subject to a Change-in-Control Transaction (as defined below) during its qualifying period and the surviving entity in the Change-in-Control Transaction does not assume the Company’s obligations under this letter:

(a)	The Company shall be obliged to inform EDB in writing immediately; and

(b)	Such termination or abortion shall be deemed as a breach of condition under which the RISC grant was approved and EDB shall be entitled to enforce its rights under Clause 4 accordingly.

A Change-in-Control Transaction shall mean (i) a sale of all or substantially all of the assets of the Company or (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of at least fifty percent (50%) of the voting stock of the Company has changed.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4    EDB reserves the right to recover from the Company the total amount of grant released to the Company for any uncured breach of condition under which the RISC grant was approved. For any uncured breach by the Company of one or more of the conditions in this letter, EDB may exercise its recovery right set forth in the preceding sentence if it has provided the Company with written notice specifying the nature of the breach in reasonable detail and the Company fails to cure such breach within sixty (60) calendar days of sending2 such notice to the Company. If the Company becomes or ought reasonably to be aware that the Company is in breach of any RISC grant condition in this letter, the Company shall notify EDB in writing within 14 calendar days from the date of actual or deemed discovery, whichever is earlier, specifying the nature of the breach in reasonable detail. EDB may exercise its recovery right set forth in the first sentence of this paragraph if the Company fails to cure such breach within sixty (60) calendar days of sending such notice to EDB. The Company will not have any cure opportunity where such breach arises solely from the Company’s wilful default and/or gross negligence and/or fraud.

EDB will waive its rights to recover grant monies in accordance with the corresponding row of the table in Appendix 3 if:

(a)	the said grant monies were disbursed pursuant to externally audited claims that were submitted with all necessary supporting documents; and

(b)	the respective deliverables in the last column of the table in Appendix 3 have been fufilled.

For clarity, upon fulfilment of deliverables 2 (a)(ii) and 2 (a)(iii) EDB will waive its rights to recover grant monies disbursed for the claim period 1st April 2007 to 30th June 2009. Upon fulfilment of deliverables 2 (a)(iv) EDB will waive its rights to recover grant monies disbursed for the claim period 1st July 2009 to 31st December 2009. For grant monies disbursed for the subsequent claim periods as displayed in Appendix 3, the waiver will only be given if the associated milestones are met.

However, should the Company fail to meet a milestone associated with these periods as detailed in Appendix 3, no disbursements for the respective periods shall be made.

5    The Company shall keep the terms and conditions of this RISC grant confidential. Such information shall not be released to any external party, the public or the press unless prior written consent from EDB is given. Notwithstanding the foregoing, EDB acknowledges and agrees that the Company may disclose the terms and conditions of this RISC grant to (i) its parent company, independent auditors, legal counsel, investment bankers, current investors, and potential investors undergoing a full due diligence process; or (ii) as required by applicable law or regulation or by a valid order of a court or administrative agency. The Company undertakes to notify EDB in writing at least 10 business days prior to any disclosure. Where the Company is compelled by law or regulation as specified in 5(ii), and is unable to adhere to the notification period through no fault of its own, the Company undertakes to notify EDB in writing as soon as the Company itself receives such notice, subject to the limitations or prohibitions, if any, of clause (ii) of the preceding sentence.

[2]	via email or fax to the last known/notified of the recipient, with a copy to Codexis, Inc., attn: General Counsel, 200 Penobscot Drive, Redwood City, CA, 94063, via email address: [*]; fax: [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6    The failure by EDB to insist upon strict performance of the provisions contained in this Letter of Offer shall not constitute a waiver of EDB’s rights herein, at law or in equity, or a waiver of any other provisions or subsequent default by the Company of any of the terms or conditions of this Letter of Offer.

7    EDB reserves the right to change the terms and conditions due to changes in the applicable statutory requirements in respect of and administration of the RISC program. Notwithstanding anything to the contrary in this RISC grant, amendment to any term or condition in paragraphs 2(a), 2(b), 3, 4, 5 and 7 shall be subject to mutual written consent.

8    If you are prepared to accept this offer of a grant under the terms and conditions stipulated above, please sign the acceptance letter attached and return it to EDB within 1 month from the date of this letter, failing which this offer shall be deemed to have lapsed.

9    If you have any queries, please contact Stephanie TAN at [*]. For queries on claims, please call the EDAS hotline at [*]. We wish you every success in this project.

Yours sincerely

/s/ Beh Kian Teik

BEH KIAN TEIK

DIRECTOR

BIOMEDICAL SCIENCES

Enclosures:

Appendix 1    Different Stages of a Research Project Conducted in Singapore

Appendix 2    Summary of Minimum Diligence Obligations

Appendix 3    Table showing Claims, Disbursements, Milestones and Waiver

Schedule

Annex 1        Details on Grant Computation

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex 2        Submission of Claim Forms and Reports

Form 1 a – Fund Request

Form 1 b – Breakdown of Fund Request

Form 1 c – Interbank Giro Form

Annex 3        Format of External Auditor’s Statement

Annex 4        Terms of Reference for External Auditors

Annex 5        Format for Project Progress and Final Report

Acceptance Letter

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1: Different Stages of a Research Project Conducted in Singapore by Codexis Laboratories Singapore Pte Ltd

Stage No.	Description	Objectives & Measurements	Estimated Duration
1	Proof-of-Concept (POC)

•   Route selection and plan preparation

•   Route POC

i.e. identification of initial enzyme activity for biocatalytic step, demonstration of physiochemical feasibility of all other reaction and separation steps

•   Directed evolution POC

i.e. demonstration of responsiveness of starting enzymes(s) to laboratory directed evolution

•   Establishment of intermediate and commercial targets

[*] months
2	Iterative Directed Evolution

•   Utilization of public domain and proprietary technologies for diversity generation and recombination (DNA shuffling)

•   Selection by high throughput growth, expression and screening

•   Confirmation of improved biocatalysts by lab scale production

[*] months
3	Chemical Process Development

•   Development and optimization of chemical process for scalability, operability, economic performance, robustness and product quality

•   Process validation through manufacturing

•   Development and validation of analytical methods for in-process controls and product quality

[*] months
4	Bioprocess Development	• Development of bioprocesses for biocatalyst production by Codexis, Inc. • Delivery of biocatalyst samples for manufacturing technical transfer to Codexis, Inc.	[*] months
5	Technical Transfer and Close Out	• Lab scale process and analytical transfer to Codexis, Inc. • Biocatalyst production and delivery to Codexis, Inc. • Scale-up and troubleshooting support for Codexis, Inc. • Documentation	[*] months

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2: Summary of Minimum Diligence Obligations listed in 2(a)(ii) to 2(a)(vi) (*)

	1 April 2007 to 31 March 2008	1 April 2008 to 31 March 2009	1 April 2009 to 31 March 2010	1 April 2010 to 31 March 2011	1 April 2011 to 31 March 2012
Cumulative Total Research Investment (S$ millions)	[*]	[*]	[*]	[*]	[*]
Number of Singapore-based Research Staff	[*]	[*]	[*]	[*]	[*]
Number of New Research Projects[3] Undertaken	-	[*][4]	[*]	[*]	-
Cumulative Number of Research Projects Undertaken	-	[*]	[*]	[*]	[*]

(*) Credit will be given to Company for early initiation of projects (e.g., if Company undertakes [*] new research projects between 1 April 2008 and 31 March 2009, the [*] extra projects initiated will be credited to the total for the subsequent period (1 April 2009 to 31 March 2010)).

[3]	Please refer to Appendix 2 for the description of the various stages that constitute each Research Project.
[4]	Research projects undertaken from 1 April 2007 to 31 March 2008 can count towards this total.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 3: Table showing Claims, Disbursements, Milestones and Waiver Schedule

Claim Period	Claim Application date[5]	Disbursement date	Clawback Waiver date	Associated minimum diligence obligation
1 Apr 2007— 30 Jun ‘09	Oct ‘09	By Jan ‘10	Jan ‘10	2 (a)(ii) & 2 (a)(iii)
1 Jul 2009— 31 Dec 2009	Quarter 1 2010	By Q2 2010	Q2 2010	2 (a) (iv)
1 Jan 2010— 31 Dec 2010	Quarter 1 2011	To best efforts Q 2 2011	To best efforts Q2 2011	2 (a) (v)
1 Jan 2011— 31 Dec 2011	Quarter 1 2012	To best efforts Q2 2012	To best efforts Q2 2012	2 (a) (vi)
1 Jan 2012— 31 Mar 2012	Quarter 2 2012	To best efforts Q3 2012	To best efforts Q3 2012	Final report

[5]	Application documents include (i) signed and audited form 1a and 1b, progress reports due and audited statements.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COY-15-RISC/C637-1

S07/1-46924601

Chairman

Economic Development Board

250 North Bridge Road

#28-00 Raffles City Tower

Singapore 179101

Attention : Mr Beh Kian Teik, Director, Biomedical Sciences

ACCEPTANCE OF GRANT AWARD UNDER THE RESEARCH INCENTIVE SCHEME FOR COMPANIES

1	I refer to your letter of offer dated 28 Sep 2009.

2	I confirm that my company will be undertaking the development project as submitted to the Board dated 31 May 2007 and subsequent revisions and that we accept the award of your grant not exceeding S$[*] in aggregate, subject to the terms and conditions set out in the above mentioned letter of offer.

3	We understand the need for EDB to ensure good governance of public fund and hence will do our utmost diligence in ensuring that all claims for reimbursement of project expenditure are true and correct and all offer letter terms and conditions are complied with.

Signature	:	/s/ Alan Shaw
Dr Alan Shaw, President and CEO

Signature	:	/s/ B.P. Dowd
Name: Chief Financial Controller / Accounts Manager

Company Stamp	:	[Stamp]
Codexis Laboratories Singapore Pte Ltd

Date	:

*	Please detach and return ONLY this letter of acceptance after it has been endorsed.

Enclosures:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 1

DETAILS ON GRANT COMPUTATION

	Project Cost ($$)	Qualifying Costs ($$)	Grant ($$)
Manpower (50% of Support)
Salary (Local – Singapore
Citizens/Singapore PRs)	[*]	[*]	[*]

Salary (Foreign)	[*]	[*]	[*]
Airfare	[*]	[*]	[*]
Cost of living allowance	[*]	[*]	[*]
	[*]	[*]	[*]
Training (50% of Support)	[*]	[*]	[*]

Equipment & Material (30% of Support)
Equipment	[*]	[*]	[*]
Material / consumables	[*]	[*]	[*]
Software	[*]	[*]	[*]
	[*]	[*]	[*]
Professional services (30% of Support)
Consultancy (Local)	[*]
Consultancy (Foreign)
Subcontract (Local)	[*]	[*]	[*]
Subcontract (Foreign)
	[*]	[*]	[*]
Intellectual property rights (30% of Support)
Licensing / royalties	[*]	[*]	[*]
Technology acquisition
	[*]	[*]	[*]
Others	[*]
TOTAL	[*]	[*]	[*]
Grant Recommended (Grant amount rounded down to nearest thousand dollars)			[*]
Grant as a % of Total Project Costs			[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 2

SUBMISSION OF CLAIM FORMS & REPORTS FOR RISC GRANTS

Claims

	Quarterly	Form 1a—Fund Request
Form 1b—Breakdown of Fund Request Form 1c—Interbank Giro Form *

	Yearly	Statement from Coy’s external auditor
(ref. Sample statement in Annex 3)

*	To be submitted together with the first fund request. However, this is not necessary if you have already submitted the application to EDB earlier and there is no change in the bank details.

Report Submission

	Yearly	Project Progress Report
(ref. Annex 5)

	End of Project	Project Final Report
(ref. Annex 5)

When you are ready to submit a claim, please call the claim hotline number 6832 6416 for a softcopy of the claim form and submit the completed form to the following address:

ECONOMIC DEVELOPMENT BOARD

250 North Bridge Road

#28-00 Raffles City Tower

Singapore 179101

EDAS CLAIM SUBMISSION

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex 2—FORM 1 c

FORM lc—INTERBANK GIRO APPLICATION

APPLICATION FORM FOR INTERBANK GIRO

Please complete Part A and get your bank to complete Part B before returning the

ORIGINAL copy to the following address

ECONOMIC DEVELOPMENT BOARD

250 North Bridge Road #18-00

Raffles City Tower

Singapore 179101

Attention : CFO, EDB

PART A (TO BE COMPLETED BY VENDOR)

1.	Our bank details are as follows :

Account Name

Account Number

Bank Name and Branch

Bank Code and Branch Code

2.	We authorise ECONOMIC DEVELOPMENT BOARD to credit all monies due to us to this bank account. Amounts so discharged would constitute valid discharge of obligations due to us. This authorisation shall continue to be in force until we have revoked it by notice in writing delivered to you.

3.	In the event of a change of bank account, we shall inform you in writing 30 days in advance before the change.

Signature of Authorised Personnel

Name and Designation

Company Stamp

Tel No and Fax No

Date

PART B (TO BE COMPLETED BY VENDOR’S BANK)

We certify that the bank details and the signatures affixed in PART A are correct and consistent with our records. Please initial against any amendments to the information contained in Part A.

Signature of Authorised Personnel

Name and Designation

Bank Stamp

Tel No and Fax No

Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 3

FORMAT FOR EXTERNAL AUDITOR’S STATEMENT

The Managing Director

Economic Development Board

250 North Bridge Road

#28-00 Raffles City Tower

Singapore 179101

We have performed the procedures in accordance with the Terms of Reference on the Statement of Expenditure incurred by ___________________ (name of company). This is in connection with the development of ___________________ (project name or description and reference number) under the ___________________ (name of grant/scheme) of the Economic Development Board (“EDB”) for the qualifying period from ____________ (date) to _____________ (date). Our engagement was undertaken in accordance with the Singapore Standard on Related Services SSRS 4400 Engagements to Perform Agreed-upon Procedures Regarding Financial Information.

The procedures were performed solely for the purpose of the Company’s submission of the aforementioned Statement of Expenditure to EDB in accordance with the terms and conditions specified by the EDB in its Offer Letter dated ___________________ (and Supplemental Offer Letters dated ___________________)*. With reference to item 1 of the Terms of Reference, we have ensured that such procedures cover at least 85% of the value claimed in the statement.

We report our findings below:

(a)	With respect to item 1 of the Terms of Reference, we found no exceptions from performing the procedures (a) to (h).

(b)	With respect to item 2 of the Terms of Reference, based on related parties identified by the (name of the company) and as represented to us, we found that related party claims are excluded from item categories that prohibit related party transactions.

(c)	With respect to item 3 of the Terms of Reference, we have enquired and are not aware of any sale/lease/disposal of equipment that is funded by EDB during the execution of the project.

(d)	With respect to item 4 of the Terms of Reference, we confirm that there is no going concern matter included in the latest audit report of the company.

(Detail the exceptions if any)

Our report is solely for the purpose set forth in the second paragraph of this report and for your information, and is not to be used for any other purpose or to be distributed to any other parties other than EDB. This report relates only to the accounts and items specified above and do not extend to any financial statements of ___________________ (name of company), taken as a whole.

(firm)
Certified Public Accountants Singapore

(date)

*	if applicable

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 4

Terms of Reference for Grant Recipient’s External Auditors

1)	Check that:

a)	Items and amount claimed are in accordance with Annex 1 (Details on Qualifying Cost) and the terms and conditions of the offer letter (and supplemental offer letters, if any).

b)	Items claimed are used for the project as stated in the offer letter, unless otherwise stated.

c)	Items claimed by the company are accurately recorded in all the claim forms and schedules, and in accordance with the books and records maintained by the company.

d)	Description and authenticity of items claimed are valid by agreeing to appropriate source documents and other records.

e)	Claims agree to the appropriate source documents, e.g. invoices, personnel and payroll records, etc.

f)	Claims are made only upon disbursement of cash by the grant recipient, and do not include those that are purely accounting entries without cash outlays (e.g. accruals, depreciation).

g)	All items claimed are incurred and paid within the qualifying period as per the terms and conditions of the offer letter (and supplement offer letters, if any).

Exception:

For final claims, items claimed may be paid after the qualifying period, but before date of audit report.

h)	Equipment claimed exists through physical sighting at the date of visit and are installed/operating as stipulated in the grant.

The procedures as listed above from (a) to (h) should cover at least 85% of the value claimed in the statement.

2)	Check that item categories that prohibit related party transactions do not include related party claims.

3)	Enquire and report on any sale/lease/disposal of the equipment, if applicable, that is funded by EDB during the execution of the project.

4)	The auditors shall highlight any going concern issues raised in the latest audit report of the company.

5)	In the event that there are errors and deviations found, the auditors shall report accordingly and provide details.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 5

FORMAT FOR PROGRESS/FINAL REPORT

Please submit a report of 5-10 pages in length using the following format:

Progress/Final* Report for the period _________ to _____________.
Project No. :	Project Title :
Principal Party : Secondary Party :	Principal Investigator :
Project Commencement Date :	Project Completion Date :
*	Please delete accordingly

1	SUMMARY OF PROJECT STATUS

1.1	Project Implementation Schedule

Please update the project implementation schedule—planned versus actual, and indicate in the remarks column, the reasons for any deviation.

Capabilities	Implementation Schedule
	1999				2000				2001				Remarks
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Task A • Job I • Job II
{Actual Implementation}
Task B • Job I • Job II
{Actual Implementation}
Task C • Job I • Job II
{Actual Implementation}

original schedule as in eform for RISC/IDS, Annex 1 - Project Deliverable & Milestones
actual schedule to-date

1.2	Highlight any significant findings, noteworthy developments, milestones achieved and capability developed in the course of the Project.

1.3	Comment on the reasons for any delay/deviation from planned project schedule.

The following are relevant only to reports for projects in progress:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.4	Highlight with reasons any change in ownership, change in principal investigator or major change in business conditions that will have an impact on the Project.

1.5	Highlight any problems encountered that will impact on the future progress of the project.

1.6	Describe briefly your plan of action for the next six months, including remedial actions to overcome the problems encountered highlighted in 1.5 (if relevant).

2.	R&D MANPOWER STATUS

		1999	2000	2001	Total
No. of new RSEs[1] hired (cumulative):	Committed[4]
Actual
No. of new non-RSEs[2] hired (cumulative):	Committed
Actual
No. of existing[3] RSEs hired (cumulative):	Committed
Actual
No. of existing non-RSEs hired (cumulative):	Committed
Actual
Name of Researchers: 1. 2.

1 RSE	: Researcher with Bachelor degree and above.
2 Non-RSE	: Researcher with diplomas qualification.
3 Existing	: Employed by the company before commencement of Project
4 Committed	: Figures as originally stated in Application Form

3	CUMULATIVE R&D RESULTS

Please provide information where applicable. This information should be cumulative. For progress reports, information should be updated during yearly report submission.

3.1	Capability Development

Year	Technologies/Capabilities Developed
1999
2000
2001

3.2	Patents and Intellectual Properties Arising from the Project

Patents/Intellectual Properties	Date and Place Filed/Granted/Generated	Status
1. {Title} & {Patent No.}
2. {Title} & {Patent No.}
3. {Title} & {Patent No.}

3.3	Commercialization of R&D Results

Year	New Products/Services Commercialized as a result of the R&D Project	Incremental Capital Investment[5] (S$)	Type of Activity[6]	No. of New Employment[7]
1999
2000
2001
5	Additional capital investments by the Singapore office as a result of the new activities.
6	Type of activity in the value chain for the new product and/or service resulting from the R&D Project. E.g. manufacturing, marketing & distribution, technical support, sales, etc.
7	No. of new jobs created as a result of the new activities.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4	Other Benefits to Company due to R&D Project

Benefits		1999	2000	2001	200...	200...
Revenue[8] attributed to the R&D Project ($$)	Committed[4]
Actual / Latest Forecast[9]
Market share (%)	Committed
Actual / Latest Forecast
Value-add per worker ($$)	Committed
Actual / Latest Forecast
8	Revenue from new activities generated by the R&D project and which is accrued to the Singapore office
9	To provide forecast wherever data are unavailable at point of reporting

Describe how the R&D capabilities have helped your company (as projected by company in the initial project application and replicated in the above table) to :

•	increase in market share (to provide a proper definition of the type of market that your company is competing in);

•	increase in revenue;

•	achieve competitive advantage;

•	improve the ranking amongst competitors;

•	achieve significant awards, certification, or worldwide recognition;

•	etc.

3.5	Other Spin-offs due to R&D Project

Highlight other spin-offs from the R&D Project, such as licensing of technologies developed, establishment of new joint ventures, companies, etc.

3.6	Potential Opportunities

Describe how this Project has created opportunities (as projected in the initial Project application) for your company :

•	in terms of new markets or expanded markets;

•	potential increase in revenue;

•	etc.

4	FUTURE PLANS (This section is only relevant for Final Reports)

Give a brief description of:

•	any new significant R&D capabilities that your company plans to develop in the near future.

•	any product/process that may be developed in the near future arising from such new R&D capabilities.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5	DECLARATION

I declare that the information of the R&D Project as described in the above report is true and to the best of my knowledge.

Signature of Principal Investigator	Date

Signature of CEO	Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CHECK LIST FOR SUBMISSION OF DOCUMENTS TO EDB

Acceptance Letter 1. Have you signed and returned the acceptance letter to EDB within 1 month from date of the offer letter?

Interim Claims and Reports

1.      Has the Interbank Giro form been completed and submitted together with your 1st claim?

2.      Have you submitted the auditor’s statement, when due?

3.      Have you submitted the project progress report, when due?

Final Claim and Report

1. Is the final claim submitted within 6 months from the end of the qualifying period?

2. Have you submitted the auditor’s statement?

3. Have you submitted the project final report?

(std / audit)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.